Exhibit 99.4

Park Sterling Corporation Announces

New Authorization of 2.2 Million Share Repurchase Program

Charlotte, NC – October 29, 2014 – Park Sterling Corporation (NASDAQ: PSTB), the holding company for Park Sterling Bank, today announced that its board of directors has authorized a new share repurchase program for up to 2.2 million common shares, or approximately 5% of the company’s 44,850,813 outstanding and issued common shares. This new share repurchase authorization, which replaces the existing share repurchase program expiring November 1, 2014, is effective through November 1, 2016 and permits the company to effect repurchases from time to time through a combination of open market repurchases, privately negotiated transactions, accelerated share repurchase transactions and other derivative transactions. The specific timing and amount of any repurchases will depend on a variety of factors, including general market conditions, the trading price of the stock, regulatory, legal and contractual requirements and the company’s financial performance. This repurchase program does not obligate the company to repurchase any particular number of shares. Park Sterling expects to fund any repurchases from cash on hand and internally generated funds.

James C. Cherry, Chief Executive Officer, stated “This authorization of our new share repurchase program reflects the confidence our board of directors has in Park Sterling’s financial position and growth outlook, as well as their commitment to enhancing shareholder value. We are pleased with the successful deployment of our shareholders’ capital since the public offering in August 2010 through our mergers with Community Capital Corporation, in November 2011, Citizens South Banking Corporation, in October 2012, and Provident Community Bancshares, Inc., in May 2014, as well as through organic growth. The intent of this program is to both help offset the potential dilutive effect of employee equity-based awards and to take advantage of opportunities to repurchase Park Sterling shares when doing so is believed to produce an attractive return for our shareholders relative to the company’s other investment opportunities.”

About Park Sterling Corporation

Park Sterling Corporation, the holding company for Park Sterling Bank, is headquartered in Charlotte, North Carolina. Park Sterling, a regional community-focused financial services company with approximately $2.3 billion in assets, is the largest community bank headquartered in the Charlotte area and has 53 banking offices stretching across the Carolinas and into North Georgia, as well as in Richmond, Virginia. The bank serves professionals, individuals, and small and mid-sized businesses by offering a full array of financial services, including deposit, mortgage banking, cash management, consumer and business finance, and wealth management services under the marketing campaign “Answers You Can Bank OnSM.” Park Sterling prides itself on being large enough to help customers achieve their financial aspirations, yet small enough to care that they do. Park Sterling is focused on building a banking franchise that is noted for sound risk management, customized product solutions and exceptional customer service. For more information, visit www.parksterlingbank.com. Park Sterling Corporation shares are traded on NASDAQ under the symbol PSTB.

Cautionary Statement Regarding Forward Looking Statements

This press release contains statements about future share repurchases that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and by their nature are subject to a number of factors that could cause actual events to differ materially from those anticipated, including without limitation fluctuations in the market price of the common stock, regulatory, legal and contractual requirements, other uses of capital, the company’s financial performance, market conditions generally or modification, extension or termination of the authorization by the board of directors. You should not place undue reliance on any forward-looking statement and should consider all of the above uncertainties and risks, as well as the precautionary statements included in Park Sterling’s filings with the SEC, including without limitation the “Risk Factors” section of its Form 10-K.. Forward-looking statements speak only as of the date they are made, and Park Sterling undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

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For additional information contact:

David Gaines

Chief Financial Officer

(704) 716-2134

david.gaines@parksterlingbank.com